SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2011

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2011 Otter Tail Corporation, a Minnesota corporation (the “Company”) entered into Amendment No. 5 dated as of December 12, 2011 to Note Purchase Agreement dated as of February 23, 2007 (“Amendment No. 5”) with Cascade Investment, L.L.C. (“Cascade”). Amendment No. 5 amends that certain Note Purchase Agreement dated as of February 23, 2007 (as amended, the “Cascade Note Purchase Agreement”) between the Company (as assignee of Otter Tail Power Company, formerly known as Otter Tail Corporation (“Old Otter Tail”)) and Cascade, pursuant to which the Company’s $50,000,000 Senior Note due November 30, 2017 (the “Cascade Note”) was issued. The Cascade Note currently bears interest at 8.89% per annum. The Cascade Note Purchase Agreement and the second, third and fourth amendments thereto are filed as Exhibit 4.1 to Old Otter Tail’s Current Report on Form 8-K filed on February 28, 2007, Exhibit 4.3 to Old Otter Tail’s Current Report on Form 8-K filed on July 1, 2009, Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 29, 2010 and Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 3, 2010, respectively, and are incorporated herein by reference.

Amendment No. 5 amends the definition of “Consolidated Net Income” in the Cascade Note Purchase Agreement to permit the Company to exclude from “Consolidated Net Income” certain non-operating losses and aggregate net losses in addition to similar non-operating gains and aggregate net gains, respectively. The summary in this Item 1.01 of the material terms of Amendment No. 5 is qualified in its entirety by reference to the full text of Amendment No. 5, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Cascade owned approximately 9.6% of the Company’s outstanding common shares as of November 2, 2011 and is a party to a Standstill Agreement dated as of July 1, 2009 with the Company. A copy of the Standstill Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2009.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

4.1	Amendment No. 5 dated as of December 12, 2011 to Note Purchase Agreement dated as of February 23, 2007, between Otter Tail Corporation and Cascade Investment, L.L.C.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date: December 13, 2011

	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.1	Amendment No. 5 dated as of December 12, 2011 to Note Purchase Agreement dated as of February 23, 2007, between Otter Tail Corporation and Cascade Investment, L.L.C.